Exhibit 99.1

Outdoor Holding Company Reports First Quarter Fiscal 2026 Financial Results

SCOTTSDALE, Ariz., August 8, 2025 (GLOBE NEWSWIRE) — Outdoor Holding Company (Nasdaq: POWW, POWWP) (“OHC,” “we,” “us,” “our” or the “Company”), the owner of GunBroker.com, the largest online marketplace for firearms, hunting and related products, today reported its financial results for its first fiscal quarter ended June 30, 2025.

First Quarter Fiscal 2026 vs. First Quarter Fiscal 2025

Financial Highlights

-	Net Revenues of $11.9 million vs. $12.3 million
-	Cost of Revenues decreased to $1.5 million from $1.7 million
-	Gross profit margin increased to approximately 87.2% compared to 85.8%
-	Operating expenses decreased $0.4 million
-	Net loss from continuing operations of ($5.9) million, compared to a net loss of ($12.0) million
-	Decreased diluted LPS from continuing operations to ($0.06) from ($0.11)
-	Adjusted EBITDA(1) of $3.1 million compared to $4.1 million
-	Adjusted EPS of $0.02 compared to $0.03

Operational Highlights

-	Closed ammunition division sale to Olin-Winchester
-	Entered into settlement agreement for Delaware litigation
-	Appointed Steve Urvan Chairman and CEO
-	Increased liquidity
-	Increased active marketplace listings
-	Increased registered GunBroker user accounts
-	Completed re-branding from AMMO, Inc. to Outdoor Holding Company

(1) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliations at the end of this release for additional information.

Steve Urvan, Outdoor Holding Company’s Chairman and CEO, commented “Our first quarter marks a turning point as we aggressively reshape the business to focus on operational efficiency, core marketplace growth, and disciplined capital allocation. We’ve implemented decisive cost-reduction measures, realigned our teams, and renewed our commitment to enhancing the GunBroker.com platform. We are building a more agile and focused company that can better deliver long-term value for stockholders.”

The Company delivered solid financial and operational performance for the first quarter of fiscal 2026, reflecting early indications of a successful execution of its strategic transformation. Following the completed sale of its ammunition manufacturing division and recent corporate rebranding to Outdoor Holding Company, the Company is now singularly focused on scaling its e-commerce marketplace platform, GunBroker.com. Along with corporate restructuring designed to unlock post-divestiture efficiencies, we expect this transformation will enable increased operational focus, improved capital allocation, and a commitment to cost efficiency and growth in gross merchandise value (“GMV”).

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Net revenues totaled $11.9 million, down slightly from the prior-year period, reflecting broader macroeconomic softness impacting consumer discretionary categories, particularly firearms-related businesses. Despite revenue headwinds, gross margin expanded to 87.2%, compared to 85.8% in the prior year period, driven by improved platform monetization and an increasing mix of high-margin seller services, such as advertising and listing enhancements. Operating expenses decreased by $0.4 million year-over-year, as the Company implemented cost reduction initiatives aligned with its transition to an asset-light, marketplace-only model. As the Company continues to resolve legal and regulatory disputes, we expect legal and other professional services expenses to gradually abate.

Compared to the prior year period, key marketplace performance indicators in the first fiscal quarter of 2026 showed continued momentum:

●	Gross Merchandise Value remained strong despite significant market headwinds and decreases in overall consumer discretionary spending
●	Gross Margin increased despite a decline in revenue, demonstrating our commitment to controlling our costs of revenue
●	Take rate (net revenue as a percentage of GMV) remained stable, with targeted pricing incentives balanced against long-term monetization goals.
●	Active listings increased on a year-over-year basis, as more third-party sellers engaged with the platform.
●	Registered user accounts grew to 8.5 million during the quarter – a new high water mark
●	Average Order Value increased from $425 to $444 per order

Platform upgrades during the quarter included search functionality improvements, enhanced seller programs and analytics, and further refinement of buyer personalization algorithms – all aimed at increasing engagement, conversion, and customer lifetime value. These improvements contributed to higher average order values and better buyer satisfaction scores.

Net loss from continuing operations narrowed substantially to $5.9 million, compared to $12.0 million in the first quarter of fiscal 2025, primarily due to recording a full valuation allowance on net deferred tax assets which contributed to a larger loss for the first quarter in FY 2025. Adjusted EBITDA was $3.1 million compared to $4.1 million in the prior-year quarter, reflecting lower revenue, partially offset by improved gross margin and reduced operating costs.

The Company ended the quarter with a strong liquidity position, with over $63 million in cash, providing a stable financial foundation to reinvest in growth. Management remains committed to a disciplined capital allocation strategy focused on organic marketplace growth, operational efficiency, and long-term stockholder value creation.

For additional information regarding our business and financial outlook, please see the attached message from our Chairman and Chief Executive Officer, Steve Urvan.

Periodic Reporting Compliance Restored

On May 21, 2025, the Company received formal confirmation from the Nasdaq Listing Qualifications Staff that it had regained compliance with Listing Rule 5250(c)(1) following the filing of its previously delayed Forms 10-Q for the quarters ended September 30 and December 31, 2024. The Company timely filed its Form 10-K for the fiscal year ended March 31, 2025, and the periodic reporting deficiency matter has been formally closed. Separately, to address a Nasdaq deficiency related to Listing Rule 5620(a), the Company has scheduled its 2025 Annual Meeting of Stockholders for August 29, 2025, which is expected to cure the remaining deficiency and restore full compliance with Nasdaq listing standards.

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Discontinued Operations

As previously disclosed, in April 2025, the Company completed the sale of all assets of its business of designing, manufacturing, marketing, distributing and selling ammunition and ammunition components, along with certain related assets and liabilities (the “Transaction”). Following the Transaction, the Company continues to operate its online e-commerce marketplace business GunBroker.com.

For the purposes of this earnings release and the financial information provided herein, the results of the Ammunition segment are presented as discontinued operations in the consolidated statements of operations for all periods presented. Prior periods have been adjusted to conform to the current presentation. The assets and liabilities of the Ammunition segment have been reflected as assets and liabilities of discontinued operations in the condensed consolidated balance sheets for all periods presented.

About Outdoor Holding Company

Outdoor Holding Company is the publicly traded parent and operator of GunBroker.com, the largest online marketplace dedicated to firearms, hunting, shooting and related products. Third-party sellers list items on the site and federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed by using licensed firearms dealers as transfer agents. Launched in 1999, the GunBroker.com website is an informative, secure and safe way to buy and sell firearms, ammunition, shooting accessories and outdoor gear online. GunBroker promotes responsible ownership of guns and firearms. For more information, visit: www.gunbroker.com.

Cautionary Statement Concerning Forward-Looking Statements

Statements contained or incorporated by reference in this press release that are not historical are considered “forward-looking statements” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, among others, statements about the Company’s ability to unlock post-divestiture efficiencies, the Company’s expected legal and other professional services expenses, the Company’s business strategy, plans, objectives, expectations and intentions, the Company’s anticipated future operating results and operating expenses, cash flow, capital resources, dividends and liquidity, the Company’s future expansion or growth plans and potential for future growth, including its plan to expand its e-commerce platform, the Company’s ability to attract new customers and other statements that are not historical facts. Instead, they are based only on Company management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, the Company’s ability to maintain and expand its e-commerce business, the Company’s ability to introduce new features on its e-commerce platform that match consumer preferences, the Company’s ability to retain and grow its customer base, the impact of lawsuits, including securities class action lawsuits, stockholder derivative suits and enforcement actions by regulatory authorities, the impact of adverse economic market conditions, including from social and political factors, and the occurrence of any other event, change or other circumstances that could give rise to impacts on operating results. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on June 17, 2025, and additional disclosures the Company makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and except as provided by law, the Company expressly disclaims any obligation or undertaking to any updated forward-looking statements.

Contacts

For investors:

CoreIR
Phone: (212) 655-0924

IR@outdoorholding.com

Source: Outdoor Holding Company

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OUTDOOR HOLDING COMPANY

NON-GAAP FINANCIAL MEASURES (Unaudited)

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present a non-GAAP financial measure in this press release, Adjusted EBITDA. We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net sales, net loss, and other results under GAAP, the following information includes a non-GAAP financial measure that we use to evaluate our business. We believe that this measure is useful for period-to-period comparisons of the Company’s performance. We have included this non-GAAP financial measure in this press release because it is a key measure management uses to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe that this measures provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

Adjusted EBITDA

	For the Three Months Ended June 30,
	2025	2024
	(Unaudited)
Reconciliation of GAAP net loss from continuing operations to Adjusted EBITDA
Net loss from continuing operations	$(5,862,693)	$(11,997,025)
Provision for income taxes	—	5,968,414
Depreciation and amortization	3,510,021	3,345,804
Interest expense, net	348,330	45,478
Share-based compensation	787,826	1,436,038
Other income (expense), net	(496,312)	(252,232)
Acquisitions and divestitures	79,398	—
Special Committee Investigation and restatement	1,304,908	—
SEC Investigation	676,080	1,588,809
Delaware Litigation legal and professional fees	1,354,864	679,119
Corporate restructuring costs	1,435,693	—
Other nonrecurring expenses(1)	—	3,299,933
Adjusted EBITDA	$3,138,115	$4,114,338

(1)	For the three months ended June 30, 2024, other nonrecurring expenses consisted of a contingency related to the settlement with Triton Value Partners, LLC.

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Adjusted EBITDA is a non-GAAP financial measure that displays our net loss from continuing operations, adjusted to eliminate the effect of certain items as described below. We define Adjusted EBITDA as net income (loss) from continuing operations excluding (i) provision or benefit for income taxes, (ii) depreciation and amortization, (iii) interest expense, net, (iv) share-based compensation expenses relating to employee stock awards and common stock purchase options, (v) other income (expense), net, (vi) expenses related to acquisition and divestitures, (vii) professional service and legal fees related to an investigation conducted by a special committee of the Board of Directors, a pending investigation of the Staff of the SEC Division of Enforcement and the lawsuits involving Mr. Urvan and the Company in the Delaware Court of Chancery and (vii) other nonrecurring expenses, such as contingent liabilities associated with litigation or settlements and corporate restructuring costs costs related toseverance, headcount reductions, and reducing the Company’s physical footprint.

We believe that it is useful to exclude these expenses because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations.

Non-GAAP financial measures have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

●	employee stock awards and common stock purchase options expense has been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of our compensation strategy;

●	the assets being depreciated or amortized may have to be replaced in the future, and the non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or other capital commitments;

●	non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs; and

●	other companies, including companies in our industry, may calculate their non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider the non-GAAP financial measures alongside other financial performance measures, including our net loss and our other financial results presented in accordance with GAAP.

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Ammo, Inc.

CONSOLIDATED BALANCE SHEETS

	June 30, 2025	March 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$63,363,812	$30,227,796
Accounts receivable, net	8,948,448	10,189,011
Prepaid expenses	2,173,915	1,233,611
Current assets - discontinued operations	-	30,497,720
Total Current Assets	74,486,175	72,148,138

Equipment, net	6,885,713	6,477,684

Other Assets:
Deposits	83,278	83,278
Other intangible assets, net	95,861,409	98,891,767
Goodwill	90,870,094	90,870,094
Right of use assets - operating leases	1,280,653	1,466,026
Noncurrent assets - discontinued operations	-	27,392,642
TOTAL ASSETS	$269,467,322	$297,329,629

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,178,234	$18,079,577
Accrued liabilities	5,708,093	37,413,636
Current portion of operating lease liability	436,000	519,522
Notes payable - related parties, current portion	403,300	-
Current liabilities - discontinued operations	-	6,080,182
Total Current Liabilities	22,725,627	62,092,917

Long-term Liabilities:
Notes payable - related parties, net of $28,891,592 debt discounts	21,705,108	-
Income tax payable	1,609,520	1,609,520
Operating lease liability, net of current portion	921,412	1,035,813
Noncurrent liabilities - discontinued operations	-	10,564,816
Total Liabilities	46,961,667	75,303,066

Contingencies (Note 14)

Shareholders’ Equity:
Series A cumulative perpetual preferred stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of June 30, 2025 and March 31, 2025, respectively	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized 119,040,730 and 118,744,093 shares issued and 117,110,827 and 116,814,190 outstanding at June 30, 2025 and March 31, 2025, respectively	117,113	116,816
Additional paid-in capital	442,047,037	434,335,782
Accumulated deficit	(211,094,494)	(203,862,034)
Treasury stock	(8,565,401)	(8,565,401)
Total Shareholders’ Equity	222,505,655	222,026,563
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$269,467,322	$297,329,629

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CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,
	2025	2024

Net revenues	11,857,376	12,281,991
Cost of revenues	1,522,398	1,744,790
Gross Profit	10,334,978	10,537,201

Operating Expenses
Selling and marketing	56,531	83,404
Corporate general and administrative	7,337,936	8,632,953
Employee salaries and related expenses	5,441,165	4,710,406
Depreciation and amortization expense	3,510,021	3,345,803
Total operating expenses	16,345,653	16,772,566
Loss from Operations	(6,010,675)	(6,235,365)

Other Income (Expense)
Other income	496,312	252,232
Interest expense	(348,330)	(45,478)
Total other income	147,982	206,754

Loss before income taxes from continuing operations	(5,862,693)	(6,028,611)

Provision for income taxes	-	5,968,414

Net loss from continuing operations	(5,862,693)	(11,997,025)

Preferred stock dividend	(774,132)	(774,132)

Net loss before discontinued operations	(6,636,825)	(12,771,157)

Loss from discontinued operations, net of tax	(595,634)	(2,762,950)

Net loss attributable to common stock shareholders	$(7,232,459)	$(15,534,107)

Basic loss per share of common stock:
Continuing operations	$(0.06)	$(0.11)
Discontinued operations	-	(0.02)
Total basic loss per share of common stock	$(0.06)	$(0.13)
Diluted loss per share of common stock:
Continuing operations	$(0.06)	$(0.11)
Discontinued operations	-	(0.02)
Total diluted loss per share of common stock	$(0.06)	$(0.13)
Weighted average number of shares outstanding
Basic	116,841,148	119,105,502
Diluted	116,841,148	119,105,502

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Reconciliation of GAAP net loss to Fully Diluted EPS
Net loss from continuing operations	$(0.06)	$(0.11)
Provision for income taxes	-	0.05
Depreciation and amortization	0.03	0.03
Interest expense, net	0.00	0.00
Stock based compensation	0.01	0.01
Other income (expense), net	(0.00)	(0.00)
Acquisitions and divestitures	0.00	-
Special Committee Investigation and restatement	0.01	-
SEC Investigation	0.01	0.01
Delaware Litigation legal and professional fees	0.01	0.01
Corporate restructuring costs	0.01	-
Other nonrecurring expenses	-	0.03
Adjusted EBITDA	$0.02	$0.03

	For the Three Months Ended June 30,
	2025	2024
Weighted average number of shares outstanding
Basic	116,841,148	119,105,502
Diluted	116,841,148	119,105,502

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August 8, 2025

Steve Urvan

Chairman and Chief Executive Officer

Outdoor Holding Company (Nasdaq: POWW and POWWP)

Dear Fellow Stockholders,

It is time to usher in a new era for Outdoor Holding Company (the “Company”). The first quarter of fiscal 2026 represents a turning point as we transition to a streamlined, focused e-commerce marketplace operator. With the successful closing of the sale of our ammunition division in April 2025 and the launch of our new corporate identity, we are moving forward with clarity, purpose, and momentum. I rejoined the executive management team as CEO and Chairman of the Board of Directors at the end of May. As the Founder of the GunBroker marketplace, I look forward to leveraging my decades of prior experience at the helm to hearken back to what has made the platform so successful historically, while helping the Company evolve into its next iteration.

Today, we are now singularly focused on GunBroker.com, the largest online marketplace for firearms, hunting, and outdoor products. The transformation has been calculated, strategic, and essential. We’ve closed a challenging chapter that included litigation, internal investigations, delayed financial filings, and regulatory reviews. These challenges have required a significant amount of our time and resources to properly address. While we still anticipate some legal and indemnification-related expenses over the next 12 to 18 months, we believe the heaviest burdens are behind us and our elevated legal and other professional services expenses should decline over the coming quarters.

We’ve taken deliberate and effective steps to restore compliance with Nasdaq listing standards. Our financial reporting is current, and upon holding our annual meeting on August 29th, the Company will be in full compliance with Nasdaq’s continued listing rules. As legacy issues fade and performance improves, we expect the performance of our stock to reflect the Company’s true potential. Our financial foundation is strengthening, our compliance posture has improved considerably, and the road ahead is far clearer.

We are simultaneously executing an ambitious restructuring initiative—consolidating redundant functions, eliminating excess overhead, and reducing our physical footprint. We fully expect these moves to drive meaningful reductions in SG&A and directly improve Adjusted EBITDA and cash flow, as we progress through the end of the fiscal year. Despite persistent macroeconomic headwinds, we reported stable net revenue of almost $12 million, with gross margin expanding to an impressive 87.2%. Our net loss for the first quarter of ($5.9) million was cut in half compared to the prior year period, and Adjusted EBITDA1 of $3.1 million demonstrates the underlying strength of our asset-light model. While these are signs of moderate improvement, it’s nowhere near where we expect it to be. We expect to see continued impact of these initiatives reflected in our financial results in future quarters.

1 Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliations at the end of the accompanying press release for additional information.

When I compare the GunBroker platform at the time of the AMMO-GunBroker merger in 2021 to the GunBroker platform in 2025, I see a business that continues to be the dominant technology player in the firearms space. 2020 and 2021 saw an industry-wide surge in consumer demand that drove revenues to record heights - bringing more buyers online and increasing the breadth of our demographic base. Over the past 17 years, I have observed similar patterns of surging demand followed by periods of weaker demand - to the point that, in my experience, such a pattern has been normal for the industry since 2008. I want to reassure our stockholders that GunBroker gained a great many new customers through each of these surges, including the most recent surge in 2020-2021, and has not lost market share or its preeminent position in the industry. While revenue may be down industry-wide in any given year, GunBroker’s share of the industry has remained stable.

Our challenge at the moment is not the performance of the GunBroker business, but rather our SG&A. During the first quarter of fiscal 2026, we experienced increased costs at the corporate level related to the winding down of the operations supporting the ammunition manufacturing business that were not included in the sale. These costs are decreasing monthly, and we expect to eliminate the vast majority of them by the end of Q3 2026.

We also have experienced significant and debilitating legal and compliance costs related to the Section 10A investigation, an investigation by the Securities and Exchange Commission, and related indemnification of former officers and directors. Additionally, we continue to incur extraordinary costs in the course of litigation, resolution of sales tax audits from years ago, disclosure and regulatory counsel advisors, and various accounting and internal controls consultants. These abnormal costs are, and will continue to be, a drag on our corporate operating expenses - lowering our profitability metrics. The good news is that these costs are largely a short-term aberration, and we expect them to abate as legal issues are resolved, processes are improved, and material weaknesses are remediated. We are not in control of the timeline to discontinue or dramatically reduce these costs, but our best estimate at this time is that we will see significant reductions within the next 12-18 months.

I believe that Outdoor Holding Company will be on a run rate of $25M Adjusted EBITDA2 within 18 months, even assuming relatively flat revenue. With some positive contribution from the new initiatives detailed below, that number could be higher. We also intend to maximize free cash flow. With a substantial Net Operating Loss (NOL), we do not expect to have an income tax liability for a few years.

GunBroker’s operational performance remains strong despite industry headwinds. We continue to experience increases in listings and registered users, reflecting improved seller engagement and platform visibility. We expect that enhancements in buyer personalization, seller tools, and search functionality will result in stronger conversion rates, higher average order values, and improved customer satisfaction. We are building momentum where it matters most.

2 Outdoor Holding Company has not provided a reconciliation between its forecasted Adjusted EBITDA and net loss, the most directly comparable GAAP measure, because applicable information for future periods, on which this reconciliation would be based, is not available due to uncertainty regarding, and the potential variability of interest expense, depreciation, taxes,, among other items. Accordingly, such reconciliation is not available at this time without unreasonable effort.

Our strategy is laser-focused on unlocking stockholder value and growing the GunBroker ecosystem by enhancing the user experience. Our key strategic initiatives for the remainder of fiscal 2026 include:

-	Growth: Launching universal payment processing to drive electronic transactions, decrease transaction friction, increase GMV, and accelerate user adoption to further leverage network effects, which will lead to a direct and substantial increase in high margin revenue;

-	Investment: Repurchasing shares (subject to Board approval);

-	Cost Reduction: Advancing our restructuring efforts to further streamline the business and reduce operational costs; and

-	User Experience: Implementing further user enhancements to the platform with new tools, analytics, and personalization features to deliver best-in-class buyer and seller experiences.

We’ve done a lot of the heavy lifting, but there is still work to be done. We are now positioned to emerge from recent storms and to focus on operations: scaling, innovating, and growing. I am energized by the opportunities ahead—and confident in our ability to build sustainable, long-term value for our shareholders.

Thank you for your continued support and trust.

Sincerely,

Steve Urvan

Chairman and Chief Executive Officer

Outdoor Holding Company

Cautionary Statement Concerning Forward-Looking Statements

Statements contained or incorporated by reference in this letter that are not historical are considered “forward-looking statements” within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, among others, statements about the Company’s ability to transition to a streamlined, focused e-commerce marketplace operator, the Company’s expected indemnification, legal and other professional services expenses, the Company’s ability to maintain compliance with the listing standards of Nasdaq, the Company’s expected stock performance, the Company’s ability to reduce selling, general and administrative expenses and improve Adjusted EBITDA and cash flow, the Company’s anticipated run rate of Adjusted EBITDA over the next 18 months, the Company’s ability to use enhancements in buyer personalization, seller tools, and search functionality to drive stronger conversion rates, higher average order values, and improved customer satisfaction, the Company’s business strategy, plans, objectives, expectations and intentions, the Company’s anticipated future operating results and operating expenses, cash flow, capital resources, dividends and liquidity, the Company’s future expansion or growth plans and potential for future growth, including our plan to expand its e-commerce platform, the Company’s ability to attract new customers and other statements that are not historical facts. Instead, they are based only on Company management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, the Company’s ability to maintain and expand its e-commerce business, the Company’s ability to introduce new features on its e-commerce platform that match consumer preferences, the Company’s ability to retain and grow its customer base, the impact of lawsuits, including product liability claims, securities class action lawsuits, stockholder derivative suits and enforcement actions by regulatory authorities, the impact of adverse economic market conditions, including from social and political factors, and the occurrence of any other event, change or other circumstances that could give rise to impacts on operating results. Therefore, investors should not rely on any of these forward-looking statements and should review the risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on June 17, 2025, and additional disclosures the Company makes in its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this letter, and except as provided by law, the Company expressly disclaims any obligation or undertaking to any updated forward-looking statements.